Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference to the Registration Statement (Form S-8 No. 033-56661) pertaining to the Northshore Mining Company & Silver Bay Power Company Retirement Savings Plan of our report dated April 13, 2007, with respect to the financial statements of the Northshore Mining Company & Silver Bay Power Company Retirement Savings Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2006 and 2005.

Meaden & Moore, Ltd

Cleveland, Ohio

June 26, 2007